SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 31, 2006

Western Sierra Bancorp

(Exact Name of Registrant as Specified in its Charter)

California	000-25979	68-0390121
(State or Other Jurisdiction	Commission File	(I.R.S. Employer
of Incorporation)	Number	Identification No.)

4080 Plaza Goldorado Circle, Cameron Park, California	95682
(Address of Principal Executive Offices)	(Zip Code)

(530) 677-5600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The following information is furnished pursuant Item 7.01, “Regulation FD Disclosure.”

On January 31, 2006, Western Sierra Bancorp issued a press release setting forth an estimation of the expected 2005 earnings per share.  A copy of the press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Exhibit Index

99 Press release, dated: January 31, 2006, issued by Western Sierra Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Western Sierra Bancorp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN SIERRA BANCORP

Date: February 3, 2006	By:	/s/ Anthony J. Gould
Anthony J. Gould
Chief Accounting and Financial Officer